Exhibit 10.1

                                   SUPPLEMENT
                             TO EMPLOYMENT AGREEMENT


         THIS SUPPLEMENT TO EMPLOYMENT AGREEMENT (this "SUPPLEMENT") is dated May 31, 2005, by and between Mark A. Rome, an individual, hereinafter referred to as the "EXECUTIVE", and Synagro Technologies, Inc, a Delaware corporation, hereinafter referred to as the "COMPANY".

         WHEREAS, the Executive and the Company entered into an Employment Agreement dated February 19, 1999 (the "EMPLOYMENT CONTRACT"), and amended it by the Agreement Concerning Employment Rights dated January 27, 2000 (the "FIRST AMENDMENT"), and the Amendment No. 2 to Agreement Concerning Employment Rights dated March 1, 2001 (the "SECOND AMENDMENT"). The Employment Contract, as amended by the First Amendment and the Second Amendment and as supplemented by this Supplement, is referred to as the ("AGREEMENT");

         WHEREAS, the Executive and the Company have agreed to terminate the Executive's employment with the Company;

         WHEREAS, in connection with such termination, the Executive and the Company desire to supplement the Agreement in certain respects as more specifically set forth below; and

         WHEREAS, capitalized terms not defined herein shall have the meanings given to them in the Agreement.

         NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants set forth herein, agree as follows:

     1. TERMINATION OF EMPLOYMENT. The Company and the Executive agree that the Executive's employment with the Company terminated on April 15, 2005. For purposes of the Agreement and determining the severance and related amounts to be paid to the Executive, the Company and Executive agree that the Executive's employment terminated effective as of April 1, 2005, and such date is referred to in the Agreement as the "TERMINATION DATE". As a result, the "TERM OF EMPLOYMENT" and the "EMPLOYMENT PERIOD", as such terms are defined and used in the Agreement, ended effective as of the close of business on April 1, 2005. The Executive hereby resigns from all other positions, titles, responsibilities and authority as an officer, employee and director of the Company's subsidiaries and affiliates.

     2. CONTINUING PAYMENTS. The Executive and the Company acknowledge and agree as follows:

     (a) In accordance with Section 6(a)(1) and (2) of the Agreement, on March 31, 2005 the Executive received his unpaid salary through the Termination Date. The Executive and the Company agree that the Executive had no accrued and unpaid vacation pay for the period ending on the Termination Date.

     (b) In accordance with Section 6(b) of the Agreement, the Company shall pay the Executive his current annual salary of $210,000 (the "SEVERANCE AMOUNT"). Such amount shall be payable in installments of $8750.00 twice monthly in accordance with the Company's normal payroll practices beginning on April 15, 2005 and ending on March 31, 2006. In accordance with Section 18 of the Agreement, all required federal, state or local taxes will be withheld from the payments of this Severance Amount. The Executive acknowledges that no further payments of any kind are due to him under the Agreement except as specifically provided in this Supplement and, if necessary, under Section 9 of the Agreement.

     (c) As  contemplated  by the  Agreement,  the  payments  set  forth in this
Section 2 are in consideration for the execution and delivery by the Executive of the General Release attached as EXHIBIT A to this Supplement, and the continuing obligations of the Executive under the Agreement, including without limitation, his obligations set forth in Sections 12, 13, 14, 15, 16, 21, 24, 28, 29, and 32 of the Agreement.

     3. CONTINUING BENEFITS.

     (a) The Company acknowledges its obligation to provide the Executive with post-termination medical coverage for two years as set forth in Section 10 of the Agreement. The Executive acknowledges that his benefits set forth in Section 5 of the Agreement ceased to be effective as of the Termination Date.

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

     (b) As contemplated by the Agreement, the continued benefits set forth in this Section 3 are in consideration for the execution and delivery by the Executive of the General Release attached as EXHIBIT A to this Supplement, and the continuing obligations of the Executive under the Agreement, including without limitation, his obligations set forth in Sections 12, 13, 14, 15, 16, 21, 24, 28, 29, and 32 of the Agreement.

     4. EXECUTIVE'S STOCK OPTIONS.

     (a) The Company and the Executive acknowledge and agree that all of the Executive's stock options are accurately listed and described on EXHIBIT B to this Supplement.

     (b) The Company and the Executive acknowledge and agree that effective as of the Termination Date, all of the Executive's stock options set forth on EXHIBIT B to this Supplement shall immediately vest to the extent unvested and all such stock options shall be exercisable as set forth in Section 6(c) of the Agreement.

     (c) The Company and the Executive acknowledge that the Company is currently pursuing a registration and offering of shares by the Company as well as shares held by certain significant shareholders and management of the Company as contemplated by the Company's Registration Statement on Form S-1 (File No. 333-122351) (the "REGISTRATION STATEMENT") filed (but not yet effective) with the Securities and Exchanges Commission. The Company and the Executive agree that if the Company chooses in its discretion to complete the offering contemplated by the Registration Statement, then (i) the Executive shall be permitted to exercise and sell for cash the same percentage of his options then outstanding as the percentage of vested options the other members of the Company's senior management are permitted to exercise and sell in the offering, and (ii) the exercise price for all of the Executive's options exercised and sold in such offering shall be $2.50 per share. The Executive agrees to exercise and sell in such offering his options in the order listed on EXHIBIT B to this Supplement. The Company and the Executive acknowledge and agree that in lieu of the exercise of such options and sale of shares in such offering, the Company may chose to pay the Executive a cash payment equal to the spread between the net sale price in such offering and $2.50 per share for all such options that would otherwise have been exercised and sold by the Executive in the offering pursuant to this Section 4(c).


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


     (d) In the event the offering contemplated by the Registration Statement closes and the Executive is permitted to exercise and sell the percentage of his options contemplated by Section 4(c) above, then (i) in connection with such exercise and sale the Executive agrees to execute and deliver to the underwriters a lock-up agreement in substantially the same form executed and delivered by the other members of the Company's senior management, and (ii) the Executive's other options shall remain exercisable in accordance with the terms set forth on EXHIBIT B; provided, however, that the exercise price for all remaining options shall be $2.50 per share, and that the exercise period for all remaining options shall expire at the close of business on the date 90 days after the expiration of the lock-up period under such lock-up agreement.

     (e) In the event the offering contemplated by the Registration Statement is not consummated on or before June 30, 2005, then, as contemplated by Article 3.0 of the Agreement, the exercise price for all of the Executive's options shall be $2.50 per share and such options shall be exercisable for a period of 90 days after June 30, 2005.

     5. EXECUTIVE'S OTHER OBLIGATIONS. The Executive acknowledges and agrees that his obligations under the Agreement that are intended to continue after the Termination Date shall continue in accordance with their terms, including without limitation, the Executive's obligations under Section 6(c), 12, 13, 14, 15, 16, 21, 24, 28, 29, and 32.

     6. CONSULTING SERVICES. The Company and the Executive agree that in return for the consideration provided in the Agreement, the Executive will make himself available, on an as-needed basis, to provide such information, services, advice and recollection of events as may from time to time be reasonably requested by, or on behalf of, the Company regarding corporate, regulatory or business matters of which the Executive may have knowledge, information or understanding. The Executive shall provide these services to the Company as more fully set forth in
Section 6(c)(1) through Section 6(c)(5) of the Agreement. The Executive agrees he will not receive any additional compensation for these services. Further, the parties agree that the provisions in Section 6(c)(1) through 6(c)(5) have not previously been amended in the First Amendment or Second Amendment to this Agreement.

     7. CONTINUATION OF OFFICE SUPPORT SERVICES. The Company and the Executive agree that the Company shall continue to provide to the Executive, at no cost to the Executive, through June 1, 2005, the Executive's current Company cellular telephone, his current Company computer and email account and Company telephone number and voicemail. The Executive will not have access to the Company's computer network or access to any other office support during this time except as may be needed to fulfill the Executive's Consulting Services obligations under Section 6 described above.

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

     8. RETURN OF COMPANY INFORMATION. The Executive agrees that, prior to June 1, 2005, he will return and deliver to the Company all Confidential Information, as well as all documents or data in any format, regardless of creator or current location, concerning or belonging to the Company or its current or potential clients, even if not Confidential Information.

     9. RATIFICATION. Except as provided by this Supplement or the General Release, (i) the Agreement shall remain in full force and effect, and (ii) none of the rights, interests and obligations existing and intended to exist under the Agreement are hereby released, diminished or impaired. The Company and the Executive agree that in the event of any conflict between the Agreement on one hand, and this Supplement and the General Release on the other, this Supplement and the General Release shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed effective as of the date first above written.


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



         Agreed to and executed on this 31st day of May, 2005.


                                SYNAGRO TECHNOLOGIES, INC.,
                                a Delaware corporation


                                By:  /s/ ALVIN L. THOMAS II
                                     ---------------------------------------
                                         Alvin L. Thomas II
STATE OF TEXAS             ss.
                           ss.
COUNTY OF HARRIS           ss.

         BEFORE ME, the undersigned authority, on this day personally appeared Alvin L. Thomas II, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same on behalf of Synagro Technologies, Inc. for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 31st day of May, 2005.

[SEAL]
                                  /s/
                                     ----------------------------------------
                                     Notary Public - State of Texas


                                 Agreed  to and  executed  on this 19th day of
May, 2005.

                                    EXECUTIVE


                                 By: /s/ MARK A. ROME
                                     ---------------------------------------
                                         Mark A. Rome, Individually
STATE OF TEXAS             ss.
                           ss.
COUNTY OF HARRIS           ss.

         BEFORE ME, the undersigned authority, on this day personally appeared Mark A. Rome, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 19th day of May, 2005.

[SEAL]                               /s/
                                     ----------------------------------------
                                        Notary Public - State of Texas

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



                                    EXHIBIT B

                                EXECUTIVE OPTIONS


                              Option Agreement
         GRANT DATE             NO. OF SHARES        EXERCISE PRICE         EXPIRATION DATE             PLAN
         ----------             -------------        --------------         ---------------             ----
June 29, 1999                      90,000                $6.31                 06/29/09              1993 Plan
March 30, 1998                     40,000                $4.75                 03/30/08             Inducement
September 9, 1998                 125,000                $2.75                 09/09/08              1993 Plan
September 9, 1998                  75,000                $2.75                 09/09/08              2000 Plan
December 27, 2000                 120,000                $2.50                 12/27/10              2000 Plan
January 2, 2001                   230,000                $2.50                 01/02/11              2000 Plan
                                -------------
Total                             680,000


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